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                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM T-1

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                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
   Check if an application to determine eligibility of a trustee pursuant to
                          Section 305(b) (2) _______

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                            FIRST UNION NATIONAL BANK

               (Exact name of Trustee as specified in its charter)


230 SOUTH TRYON STREET, 9TH FL.                              22-1147033
CHARLOTTE, NC                               28288-1179       (I.R.S. Employer
(Address of principal executive office)     (Zip Code)       Identification No.)

                       Patricia A. Welling (804) 343-6067
                 800 East Main Street, Richmond, Virginia 23219

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                    SOUTHERN STATES COOPERATIVE, INCORPORATED
               (Exact name of obligor as specified in its charter)


Virginia
(State or other jurisdiction of                      54-0387200
incorporation or organization)            (I.R.S. Employer Identification No.)


6606 West Broad Street
Richmond, VA                                            23230
(Address of principal executive offices)              (Zip Code)

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            Senior Notes of Southern States Cooperative, Incorporated
                       (Title of the indenture securities)

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1.   General information.

     (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

          The Comptroller of the Currency, Washington, D.C.
          Federal Reserve Bank of Richmond, Richmond, Virginia.
          Federal Deposit Insurance Corporation, Washington, D.C.
          Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

     (b)  The Trustee is authorized to exercise corporate trust powers.


2.   Affiliations with obligor.

          The obligor is not an affiliate of the Trustee.


3.   Voting Securities of the Trustee.

          Response not required.
          (See answer to Item 13)


4.   Trusteeships under other indentures.

          Response not required.
          (See answer to Item 13)


5. Interlocking directorates and similar relationships with the obligor or underwriters.

          Response not required.
          (See answer to Item 13)


6.   Voting securities of the Trustee owned by the obligor or its officials.

          Response not required.
          (See answer to Item 13)


7.   Voting securities of the Trustee owned by underwriters or their officials.

          Response not required.
          (See answer to Item 13)


8.   Securities of the obligor owned or held by the Trustee.

          Response not required.
          (See answer to Item 13)

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9.   Securities of underwriters owned or held by the Trustee.

          Response not required.
          (See answer to Item 13)



10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

          Response not required.
          (See answer to Item 13)


11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          Response not required.
          (See answer to Item 13)


12.  Indebtedness of the obligor to the Trustee.

          Response not required.
          (See answer to Item 13)


13.  Defaults by the obligor.

          A. None
          B. None


14.  Affiliations with the underwriters.

          Response not required.
          (See answer to Item 13)


15.  Foreign trustee.

          Trustee is a national banking association organized under the laws of the United States.


16.  List of Exhibits.

     (1)  *Articles of Incorporation.

     (2) Certificate of Authority of the Trustee to conduct business. No Certificate of Authority of the Trustee to commence business is furnished since this authority is continued in the Articles of Association of the Trustee.

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     (3)  *Certificate of Authority of the Trustee to exercise corporate trust powers.

     (4)  *By-Laws.

     (5)  Inapplicable.

     (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 as amended. Included at Page 5 of this Form T-1 Statement.

     (7)  *Report of condition of Trustee. Incorporated by reference.

     (8)  Inapplicable.

     (9)  Inapplicable.


     * Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing, and are incorporated herein by reference (See Exhibit T-1 Registration Number 333-30852).

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                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and in the Commonwealth of Virginia on the 2nd day of May, 2000.


                                            FIRST UNION NATIONAL BANK
                                            (Trustee)



                                            BY:  /s/ Patricia A. Welling
                                               ---------------------------------
                                                      Vice President




                                                                 EXHIBIT T-1 (6)

                               CONSENT OF TRUSTEE

     Under Section 321(b) of the Trust Indenture Act of 1939 and in connection with the issuance by Southern States Cooperative, Incorporated of its Senior Notes, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                            FIRST UNION NATIONAL BANK



                                            BY:  /s/  Patricia A. Welling
                                               ---------------------------------
                                                       Vice President

Dated: May 2, 2000
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